UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 20, 2006

Super Vision International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

8210 President’s Drive, Orlando, Florida	32809
(Address of Principal Executive Offices)	(Zip Code)

(407) 857-9900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

SUPER VISION INTERNATIONAL, INC.

March 20, 2006

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On March 20, 2006, Super Vision International, Inc. (the “Company”) determined to restate its previously filed (i) condensed unaudited financial statements included in the Company’s previously filed Forms 10-QSB for the quarters ended March 31, June 30 and September 31, 2005 and (ii) consolidated financial statements for the year ended December 31, 2004 included in its previously filed Form 10-KSB for the year ended December 31, 2004. Such financial statements are being restated to reflect the capitalization of overhead and freight-in costs on inventory items where such costs were not previously capitalized and the correction of an error in our overhead rate. The restatement resulted from a reassessment of our existing methodology for capitalizing labor and overhead due to changes in our product mix over the past three years resulting from the shift from fiber optics to LED based products. Because of the accounting error, the Company’s net loss for the year ended December 31, 2004 was understated by $69,231 resulting in an increase in the Company’s net loss for the year ended December 31, 2004 from $332,201 to $401,432, or $.03 per basic and diluted share, and an increase in inventory as of December 31, 2004 of $365,736 from $2,349,997 to $2,715,733. The impact on the quarterly unaudited financial statements included in the Company’s previously filed Forms 10-QSB for the quarters ended March 31, June 30 and September 31, 2005 is set forth below:

	Three months ended
	September 30, 2005	June 30, 2005	March 31, 2005
Net income (loss), as previously reported	$(47,636)	$106,511	$(182,154)
Adjustment to cost of sales	$68,321	$45,602	$36,844
Net income (loss), as restated	$20,685	$152,113	$(145,310)
Earnings (loss) per share as previously reported	$(0.02)	$0.04	$(0.07)
Earnings (loss) per share as restated	$0.01	$0.06	$(0.06)

	Nine months ended September 30, 2005	Six months ended June 30, 2005
Net income (loss), as previously reported	$(123,280)	$(75,643)
Adjustment to cost of sales	$150,766	$82,445
Net income (loss), as restated	$27,486	$6,802
Earnings (loss) per share as previously reported	$(0.05)	$(0.03)
Earnings (loss) per share as restated	$0.01	$0.00

The restatement has no impact on the Company’s 2004 or 2005 cash flows.

Because of the accounting error described above, (i) the condensed unaudited financial statements included in the Company’s previously filed Forms 10-QSB for the quarters ended March 31, June 30 and September 31, 2005 and (ii) the consolidated financial statements for the year ended December 31, 2004 included in the Company’s previously filed Form 10-KSB for the year ended December 31, 2004 should no longer be relied upon. The accounting errors described above have been recorded by the Company and will be presented in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

The Company’s Audit Committee and certain members of management discussed the matters disclosed in this filing with Cross, Fernandez & Riley LLP, the Company’s independent public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 22, 2006	SUPER VISION INTERNATIONAL, INC.

/s/ Danilo A. Regalado
	Name:	Danilo A. Regalado
	Title:	Executive Vice-President and Chief Financial Officer